UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  May 27, 2010 (May 21, 2010)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On May 27, 2010, INX Inc. (the “Company” or “INX”) announced that it received on May 21, 2010, a waiver of default through June 30, 2010, under Section 7(b) of the Amended and Restated Credit Agreement dated April 30, 2007, between INX and Castle Pines Capital LLC (“CPC”), whereby the Company is required to provide CPC with its Annual Report on Form 10-K no later than 90 days after the last day of each fiscal year and to provide its Form 10-Q for each fiscal quarter.  Due to the circumstances previously disclosed, the Company was unable to provide its Annual Report on Form 10-K by March 31, 2010, and its Form 10-Q for the first fiscal quarter of 2010 by May 17, 2010.

The Company also announced that it received a subsequent letter dated May 26, 2010, from The Nasdaq Stock Market indicating that the Company remains in noncompliance with Nasdaq Listing Rules for continued listing because the Company has not yet filed its Form 10-Q for the period ending March 31, 2010. The Company has until June 21, 2010, to submit a plan to regain compliance and if Nasdaq accepts the Company’s plan, an additional grace period of up to 180 calendar days from the original due date, or until October 12, 2010, will be provided to regain compliance. This notification has no immediate effect on the Company’s listing or on the trading of the Company’s common stock. The Company is working diligently on this matter and intends to file its Annual Report on Form 10-K and Quarterly Report on Form 10-Q as soon as practicable.

On May 27, 2010, the Company issued a Press Release with respect to the matters referenced herein.  A copy of that Press Release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated May 27, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX Inc.

Date: May 27, 2010	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer